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                                                                  Exhibit 3 (iv)

April 25, 2002

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02117

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the prospectus and supplement included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for Enterprise Executive Advantage, issued through New England Variable Life Separate Account (File No. 333-46401).


                                    Very truly yours,

                                    /s/ Anne M. Goggin
                                    ------------------
                                    Anne M. Goggin
                                    General Counsel